Exhibit 10.3

Form of Indemnification Agreement

Dated as of [__________], 2023

This Indemnification Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) MDwerks, Inc., a Delaware corporation (the “Company”); and (ii) [__] (“Indemnitor”). Each of Indemnitor and the Company may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Company, MD-TT Merger Sub, Inc., a Delaware corporation which was a wholly owned subsidiary of Blue Core (“Merger Sub”), and Two Trees Beverage Co., a Delaware corporation (“Two Trees”) are the parties to that certain Agreement and Plan of Merger, dated as of February 13, 2023 (the “Merger Agreement”);

WHEREAS, effective as of the Effective Date, pursuant to the Merger Agreement, Merger Sub has merged with and into Two Trees, with Two Trees continuing as the surviving corporation; and

WHEREAS, Indemnitor agrees that he has received substantial benefits from the closing of the transactions as set forth in the Merger Agreement, and that the execution and delivery of this Agreement is required as a condition to the closing of the transactions as set forth in the Merger Agreement;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. Defined terms used herein without definition shall have the meanings given in the Merger Agreement.

Section 1.02 Certain Interpretations. Unless otherwise indicated (i) all references herein to Articles or Sections, shall be deemed to refer to Articles or Sections of this Agreement, as applicable; (ii) the words “include,” “includes” and “including,” when used herein, shall be deemed, in each case, to be followed by the words “without limitation”; (iii) the headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof, (iv) whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa; (v) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”; (vi) all references in this Agreement to dollar amounts and to “$” are intended to refer to U.S. dollars; (vii) any reference to a law or statute shall include such law or statute, as amended (including by succession of comparable successor statutes), and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto, unless the context requires otherwise; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (x) unless the context otherwise requires “or” is disjunctive but not necessarily exclusive; (xi) references to any Person include the successors and permitted assigns of that Person; (xii) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; and (xiii) if any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

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Article II. Indemnification

Section 2.01 Indemnification. Indemnitor hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each an “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Two Trees contained in the Merger Agreement.

Section 2.02 Procedure. The following shall apply with respect to all claims by any Indemnified Party for indemnification with respect to actions by third-parties:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to the Merger Agreement or an Affiliate of a party to the Merger Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which Indemnitor is obligated to provide indemnification under this Agreement, the Indemnified Party shall give Indemnitor reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve Indemnitor of his indemnification obligations, except and only to the extent that Indemnitor forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. Indemnitor shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at Indemnitor’s expense and by Indemnitor’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that Indemnitor assumes the defense of any Third-Party Claim, subject to Section 2.02(b), he shall have the right to take such action as he deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to Indemnitor’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, Indemnitor shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 2.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and Indemnitor desires to accept and agree to such offer, Indemnitor shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer Indemnitor may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of Indemnitor as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 2.02(b), the Indemnified Party shall not agree to any settlement without the written consent of Indemnitor (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving Indemnitor reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve Indemnitor of his indemnification obligations, except and only to the extent that Indemnitor forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. Indemnitor shall have thirty (30) calendar days after his receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow Indemnitor and his professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist Indemnitor’s investigation by giving such information and assistance as Indemnitor or any of his professional advisors may reasonably request. If Indemnitor does not so respond within such thirty (30) calendar day period, Indemnitor shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by Indemnitor, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with Indemnitor and act reasonably to take actions reasonably requested by Indemnitor in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 2.03 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 2.04 Time Limit. The obligations of Indemnitor hereunder shall expire one (1) year from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Agreement which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party, and no indemnification claim may be commenced by any party more than one (1) year from the Closing Date.

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Section 2.05 Certain Limitations. The indemnification provided for herein shall be subject to the limitation that Indemnitor shall not be liable to the Indemnified Parties for indemnification hereunder until the aggregate amount of all Losses in respect of indemnification hereunder exceeds $10,000 (the “Basket”), in which event Indemnitor shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to $2,500,000.

Section 2.06 Effect of Investigation. Any Indemnified Party’s right to indemnification hereunder shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Indemnified Party or by reason of the fact that such Indemnified Party knew or should have known that any representation or warranty is, was or might be inaccurate.

Article III. General Provisions

Section 3.01 Fees and Expenses. Other than as specifically set forth herein, each Party shall bear its own fees and Expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 3.02 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each Party.

Section 3.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two (2) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, or (iii) immediately upon delivery by email, by hand delivery or by facsimile (with a written or electronic confirmation of receipt), in each case to the intended recipient as set forth below:

if to the Company:

MDwerks, Inc.

Attn: Steven Laker

411 Walnut Street, Suite 20125

Green Cove Springs, FL 32043

Email: slaker@starfishhg.com

with a copy (which shall not constitute notice) to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

if to Indemnitor, to:

[__]

Email: [______________]

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With a copy, which shall not constitute notice, to:

[__]

Email: [__]

Section 3.04 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 3.05 Entire Agreement. This Agreement and the Merger Agreement, and the documents and instruments and other agreements contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 3.06 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 3.07 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 3.08 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 3.09 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

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(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Company and Two Trees shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute.

(c)	The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Green Cove Springs, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 3.09(b).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Clay County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 3.10 Third Party Beneficiaries. Other than as specifically set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

Section 3.11 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 3.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 3.13 Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural Laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Section 3.14 Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)	Each of the Parties hereby irrevocably submits to the personal jurisdiction of United States Federal Courts and the courts of the State of Florida located in Clay County, Florida (the “Chosen Courts”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in or contemplated by this Agreement, and in respect of the transactions contemplated herein, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that any Chosen Court is an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Court, and each of the Parties hereto irrevocably agrees that all claims, actions, suits and proceedings or other causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated herein, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. Each of the Parties hereby consents to and grants any such Chosen Court jurisdiction over the person of such Party and, to the extent permitted by Law, over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner as may be permitted by Law shall be valid, effective and sufficient service thereof.

(b)	Each of the Parties acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated herein. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of such action, suit or proceeding, seek to enforce the foregoing waiver, (ii) each of the Parties understands and has considered the implications of this waiver, and (iii) each Party makes this waiver voluntarily.

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Section 3.15 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such Party is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or of any other document or agreement related hereto.

Section 3.16 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the transactions contemplated herein for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 3.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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N WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

MDwerks, Inc.

By:
Name:	Steven Laker
Title:	Chief Executive Officer

By:
Name	:

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